                                                                    EXHIBIT 99.3


                        COLLATERAL SUBSTITUTION AGREEMENT


            THIS COLLATERAL SUBSTITUTION AGREEMENT (this "Agreement") is entered into as of December 21, 2001, among SUNRISE TECHNOLOGIES INTERNATIONAL, INC. ("Borrower"), and SILICON VALLEY BANK ("Bank"), and is based on the following facts:

                                    RECITALS

      6. Borrower and Bank previously entered into that certain Loan and Security Agreement, dated June 29, 2000, as amended by that certain Loan Modification Agreement, dated September 20, 2000 (as further amended from time to time, the "Loan Agreement"). Under the Loan Agreement, Bank made certain loans and advances to Borrower.

      7. In order to secure the present and future Obligations (as that term is defined in the Loan Agreement), Borrower granted to Bank a security interest in certain "Collateral," as that term is defined in the Loan Agreement.

      8. From time to time, Bank, at the request of Borrower, has extended the maturity date of the Loan Agreement. However, to induce Bank to agree to the extensions, Borrower granted to Bank a security interest in 2,000,000 shares of common stock of Borrower (the "Stock Collateral") pursuant to that certain Security Agreement - Stock Pledge, dated August 3, 2001, between Borrower and Bank (the "Stock Pledge").

      9. Borrower has advised Bank that investors are interested in purchasing the Stock Collateral, free and clear of Bank's security interest, as part of a transaction that would benefit the Borrower by enhancing Borrower's ability to obtain a $1,000,000 bridge loan (the "Bridge Loan"), as well as possible additional future investment financing. The proceeds from the Bridge Loan, as well as future investment financing, would increase Borrower's available working capital.

      10. Borrower has requested that Bank release its security interest in the Stock Collateral in exchange for a grant by Borrower of a limited security interest in the intellectual property of Borrower, including all of its present and future patents, trade names, trademarks, servicemarks, copyrights, know how and all rights related thereto (the "IP Collateral").

                                    AGREEMENT

            Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank, intending to be legally bound, agree as follows:

      18. Recitals. Each of the Recitals and facts set forth above are true and correct and are incorporated herein by this reference and made a part hereof.

      19. Definitions. In addition to the definitions contained in the first paragraph and Recitals to this Agreement, terms defined in the Loan Agreement, unless specifically defined herein, shall have the same definition when used in this Agreement. The following terms shall have the specific definitions when used herein:

            (a) "IP Security Agreement" means an intellectual property security agreement executed and delivered by Borrower and Bank, the form and substance of which is satisfactory to Bank.

            (b) "IP Collateral Documents" shall have the meaning set forth in
Section 3.1 of this Agreement.

      20. Substitution of Collateral. Borrower and Bank agree that concurrent with the execution of this Agreement, Borrower and Bank shall substitute the Stock Collateral for the IP Collateral. In this connection, Borrower and Bank hereby agree as follows:

            (a) Borrower hereby grants to Bank a security interest in the IP Collateral to secure the repayment of all present and future Obligations; provided, however, that the net proceeds of the IP Collateral received by Bank from any foreclosure sale shall be distributed as follows: (i) $2,500,000, plus accrued interest, costs, fees and expenses owed by Borrower to Bank and Bridge Loan lender, respectively, shall be distributed to Bank and Bridge Loan lender in accordance with the terms of that an inter-creditor agreement to be entered into between Bank and Bridge Loan lender, and (ii) the balance shall be distributed to Borrower, subject to the claims of secured creditors, if any, holding a security interest in the IP Collateral junior to the security interest of Bank and the Bridge Loan lender and the unsecured creditors of Borrower, including Bank to the extent the remaining Collateral provided by Borrower to secure the Obligations is not adequate to fully secure such Obligations. In connection with the grant of the security interest in the IP Collateral hereunder, Borrower agrees to execute and deliver to Bank the IP Security Agreement, uniform commercial code financing statements, and all other documents that Bank may require in order to perfect or protect Bank's security interest in the IP Collateral (collectively, the "IP Collateral Documents").

            (b) Immediately effective upon the execution and delivery of the IP Collateral Documents by Borrower to Bank, and the acceptance thereof by Bank, Bank shall terminate its security interest in the Stock Collateral and return to Borrower all of the stock certificates delivered to Bank and evidencing the Stock Collateral.

      21. Conditions Subsequent. Borrower shall fulfill the following conditions subsequent. Failure to satisfy these conditions subsequent shall constitute an Event of Default under the Loan Agreement:

            (a) [Intentionally Omitted].

      22. Loan Agreement. Except as modified by this Agreement, the Loan Agreement shall remain unchanged and in full force and effect.

      23. Reaffirmation of Bank's Liens and Security Interests. Borrower hereby reaffirms the granting of, and represents and warrants that Bank has a first priority, valid, enforceable, perfected and unavoidable lien on and security interests in, all of the Collateral, subject to the filing of the IP Collateral Documents with the appropriate registries, and that the Collateral secures all Obligations. The Bridge Loan is to be secured by a security interest in the IP Collateral which, pursuant to the terms of an inter-creditor agreement between Bank and the Bridge Loan lender, shall be of equal priority to the security interest of Bank in the IP Collateral.

      24. No Waiver by Bank. Except as otherwise expressly set forth in this Agreement, this Agreement shall not constitute a waiver or modification of any of Bank's rights or remedies, and it shall not preclude the exercise of any right or remedy available to Bank at law or in equity, including any procedure necessary or appropriate to enforce any of the terms and conditions set forth in this Agreement, the Loan Agreement or any of the other Loan Documents. Bank shall have the right to waive any of the rights, remedies, claims, powers, benefits or privileges granted in or pursuant to this Agreement, the Loan Agreement and the other Loan Documents, and Bank shall have no obligation or duty to any other entity, with respect to the exercise of Bank's rights, remedies, claims, powers, benefits and privileges. Any delay in or failure to exercise any of Bank's rights, remedies, claims, powers, benefits or privileges shall not subject Bank to any liability to any entity, and no other entity may rely upon or in any way seek to assert as a defense to any obligation owing to Bank such delay or failure. Such delay or failure, if any, shall not be deemed to constitute a waiver of any such right, remedy, claim, power, benefit or privilege of Bank. All of Bank's rights with respect to all of the matters referred to in this Agreement and each of the Loan Documents, in general, and this Section 7, in particular, are expressly reserved.

      25. Release by Borrower. Borrower, for itself, and for its agents, servants, employees, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, agents, successors and assigns forever releases and discharges Bank and its agents, servants, employees, accountants, attorneys, shareholders, subsidiaries, officers, directors, heirs, executors, administrators, successors and assigns from any and all claims, demands, liabilities, accounts, obligations, costs, expenses, liens, actions, causes of action, rights to indemnity (legal or equitable), rights to subrogation, rights to contribution and remedies of any nature whatsoever, known or unknown, which Borrower has, now has, or has acquired, individually or jointly, at any time prior to the date of the execution of this Agreement, including specifically, but not exclusively, and without limiting the generality of the foregoing, any and all of the claims, damages, demands and causes of action, known or unknown, suspected or unsuspected by Borrower which:

                  (1) Arise out of the Loan Documents;

                  (2) Arise by reason of any matter or thing alleged or referred to in, directly or indirectly, or in any way connected with, the Loan Documents; or

                  (3) Arise out of or in any way are connected with any loss, damage, or injury, whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Bank or any party acting on behalf of Bank committed or omitted prior to the date of this Agreement.

      26. Waiver of California Civil Code Section 1542. Borrower acknowledges that there is a risk that subsequent to the execution of this Agreement it may incur or suffer losses, damages or injuries which are in some way caused by the transactions referred to in the Loan Documents or this Agreement, but which are unknown and unanticipated at the time this Agreement is executed. Borrower does hereby assume the above mentioned risks and agrees that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described herein, as well as those known and anticipated, and upon advice of counsel, Borrower does hereby knowingly waive any and all rights and protections under California Civil Code Section 1542 which section has been duly explained and reads as follows:

      "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      27. Legal Advice Obtained. The advice of legal counsel has been obtained by each party prior to signing this Agreement and each party executes this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Section 1541 of the California Civil Code, namely, the extinguishment of obligations except for the executory provisions of this Agreement.

      28. Counterparts. This Agreement may be executed in counterparts, all of which taken together shall constitute a single document.

      29. Headings. The headings in this Agreement are inserted for convenience and are not a part of this Agreement.

      30. Further Assurances. Upon request of a party hereto, each party will take all reasonable actions, including execution of additional documents and agreements, necessary or appropriate to carry out the terms, conditions and intent of this Agreement.

      31. Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties' respective successors and assigns.

      32. Attorneys' Fees; Choice of Law and Jury Trial Waiver. In the event it becomes necessary for any party to bring an action or proceeding to construe or enforce the terms and conditions set forth in this Agreement, the prevailing party in such action or proceeding shall be entitled to recover reasonable attorneys' fees and costs incurred in such action or proceeding, in addition to all other relief awarded. This Agreement and all transactions hereunder and/or evidenced hereby shall be governed by, construed under and enforced in accordance with the laws of the State of California. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the County of Los Angeles, State of California. Borrower waives any right it may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consent to any court ordered relief. IN ANY ACTION TO ENFORCE THE TERMS HEREOF, OR INVOLVING THIS AGREEMENT, BORROWER KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, RIGHT OR REMEDY, WHETHER ARISING IN CONTRACT, TORT, AT LAW OR IN EQUITY UNDER OR IN CONNECTION WITH THIS AGREEMENT, AND ANY OF THE OTHER LOAN DOCUMENTS, AND CONSENTS TO A COURT TRIAL BEFORE A JUDGE.

      33. Neutral Construction. This Agreement is the product of negotiation among the parties hereto and represents the jointly conceived, bargained-for and agreed upon language mutually determined by the parties to express their intentions in entering into this Agreement. Any ambiguity or uncertainty in this Agreement shall be deemed to be caused by, or attributable to, all parties hereto collectively. In any action or proceeding to enforce or interpret this Agreement, the Agreement shall be construed in a neutral manner, and no term or condition of this Agreement, or the Agreement as a whole, shall be construed more or less favorably to any one party, or group of parties, to this Agreement. In the event any provision contained in this Agreement is determined to be unenforceable by a court competent jurisdiction, then that provision shall be deemed omitted from this Agreement and the remaining provisions of this Agreement shall continue to be in full force and effect.

            This Agreement is entered into as of the date first set forth above.

                                        SUNRISE TECHNOLOGIES INTERNATIONAL, INC.


                                        By
                                          ----------------------------
                                        Title
                                             -------------------------


                                        SILICON VALLEY BANK


                                        By
                                          ----------------------------
                                        Title
                                             -------------------------